UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosures.

In connection with the private offering described below of senior secured first lien notes due 2022 (the “Notes”), GenOn Energy, Inc. (the “Company”) disclosed the following supplemental financial data regarding the Company’s subsidiaries that are proposed to guarantee the Notes (the “Proposed Guarantors”) and the Company’s subsidiaries that it expects will not guarantee the Notes (the “Proposed Non-Guarantors”) derived from the Company’s historical consolidated financial statements. The following financial information is not necessarily indicative of future operating results.

The Company and the Proposed Guarantors accounted for approximately 52% and 57% of the consolidated revenues of the Company and its subsidiaries, adjusted for eliminations related to Proposed Non-Guarantors, for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. The Company and the Proposed Guarantors held approximately 56% of the consolidated assets of the Company and its subsidiaries, adjusted for eliminations related to Proposed Non-Guarantors as of March 31, 2017. As of March 31, 2017, the Proposed Non-Guarantors had approximately $2,227 million in aggregate principal amount of non-current liabilities and outstanding trade payables of approximately $56 million.

Intercompany Balances

The following tables set forth certain outstanding intercompany receivable balances among the Company, the Proposed Guarantors and the Proposed Non-Guarantors as of March 31, 2017. GenOn Energy Management, LLC is a Proposed Guarantor. Mortgaged Property Guarantor Subsidiaries represent the aggregate Proposed Guarantors, NRG Bowline LLC, NRG Canal LLC, NRG Power Midwest LP and NRG Wholesale Generation LP, which own the mortgaged properties. The following information as of March 31, 2017 has been derived from the Company’s unaudited condensed consolidated financial statements. Receivable balances are reflected on a gross basis and do not factor in intercompany payables which would be considered an offset for financial reporting purposes in accordance with U.S. GAAP.

Entities in the rows owe such amounts to the entity in the corresponding column. For example, the $500 million entry in the Notes Receivable and Long-Term Receivables matrix below indicates the Proposed Guarantors “row” owes the GenOn Energy, Inc. “column” $500 million. As a result, GenOn Energy, Inc. has a note receivable from the Proposed Guarantors for $500 million.

Accounts Receivable

	As of March 31, 2017
	Proposed Guarantors
	Proposed Guarantor Subsidiaries	Mortgaged Property Guarantor Subsidiaries	GenOn Energy Management, LLC	GenOn Energy, Inc.	Proposed Non- Guarantor Subsidiaries
	(in millions of dollars)
Proposed Guarantor Subsidiaries	$21	$1	$—	$35	$4
Mortgaged Property Guarantor Subsidiaries	9	3	14	—	—
GenOn Energy Management, LLC	—	104	—	1	59
GenOn Energy, Inc.	—	—	—	—	1
Proposed Non-Guarantor Subsidiaries	764	—	65	20	853

Cash Management Receivable (a)

	As of March 31, 2017
	Proposed Guarantors
	Proposed Guarantor Subsidiaries	Mortgaged Property Guarantor Subsidiaries	GenOn Energy Management, LLC	GenOn Energy, Inc.	Proposed Non- Guarantor Subsidiaries
	(in millions of dollars)
Proposed Guarantor Subsidiaries	$118	$40	$247	$12	$107
Mortgaged Property Guarantor Subsidiaries	—	—	—	79	—
GenOn Energy Management, LLC	—	—	—	—	310
GenOn Energy, Inc.	415	27	—	—	5
Proposed Non-Guarantor Subsidiaries	327	44	—	—	337

(a)               To efficiently manage its cash, the Company utilizes a Zero Balance Account (“ZBA”) to eliminate excess cash balances in separate accounts and concentrate cash in one master bank account. Under the ZBA, funds are automatically transferred to and from a master bank account in amounts only large enough to bring the separate account overnight balance to zero.

Notes Receivable and Long-Term Receivables

	As of March 31, 2017
	Proposed Guarantors
	Proposed Guarantor Subsidiaries	Mortgaged Property Guarantor Subsidiaries	GenOn Energy Management, LLC	GenOn Energy, Inc.		Proposed Non- Guarantor Subsidiaries
	(in millions of dollars)
Proposed Guarantor Subsidiaries	$56	$44	$216	$500		$101
Mortgaged Property Guarantor Subsidiaries	80	—	—	—		—
GenOn Energy Management, LLC	—	—	—	—		—
GenOn Energy, Inc.	—	—	—	—		10
Proposed Non-Guarantor Subsidiaries	555	—	—	125	(b)	—

(b)               The $125 million amount for long-term receivable owed from the Proposed Non-Guarantors to the Company corresponds to a long-term receivable owed from GenOn Mid-Atlantic, LLC to the Company related to the draw on the intercompany secured revolver and is presented in its own account to the Company’s financial statements, “Long-term debt — affiliate”

Interest Receivable

	As of March 31, 2017
	Proposed Guarantors
	Proposed Guarantor Subsidiaries	Mortgaged Property Guarantor Subsidiaries	GenOn Energy Management, LLC	GenOn Energy, Inc.	Proposed Non- Guarantor Subsidiaries
	(in millions of dollars)
Proposed Guarantor Subsidiaries	$30	$—	$—	$—	$—
Mortgaged Property Guarantor Subsidiaries	—	—	—	—	—
GenOn Energy Management, LLC	—	—	—	—	—
GenOn Energy, Inc.	—	—	—	—	1
Proposed Non-Guarantor Subsidiaries	511	—	2	—	—

The Company does not intend to update this information during the course of the offering.

Item 8.01 Other Events.

On May 4, 2017, the Company issued a press release announcing its proposed offering of up to $540 million in aggregate principal amount of Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release, dated May 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2017		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated May 4, 2017.